 EX‑31

Rule 13a-14(d)/15d-14(d) Certification.

Re: Morgan Stanley Capital I Trust 2016-UBS9, Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 2016 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

I, George Kok, certify that:

1.

I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2016-UBS9 (the “Exchange Act periodic reports”);

2.

Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.

Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

• Wells Fargo Bank, National Association, as Trustee

• Wells Fargo Bank, National Association, as Certificate Administrator

• Wells Fargo Bank, National Association, as Custodian

• KeyBank National Association, as Master Servicer

• CWCapital Asset Management LLC, as Special Servicer

• Park Bridge Lender Services LLC, as Operating Advisor

• Berkadia Commercial Mortgage LLC, as Primary Servicer

• Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the MSC 2015-UBS8 securitization, pursuant to which the following mortgage loans were serviced: 525 Seventh Avenue (from 3/8/16 to 12/31/16), Ellenton Premium Outlets (from 3/8/16 to 12/31/16), Grove City Premium Outlets (from 3/8/16 to 6/6/16) and Gulfport Premium Outlets (from 3/8/16 to 5/4/16)

• KeyBank National Association, as Master Servicer under the CSMC 2015-GLPB securitization, pursuant to which the following mortgage loans were serviced: GLP Industrial Portfolio B (from 3/8/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Master Servicer under the MSBAM 2016-C28 securitization, pursuant to which the following mortgage loans were serviced: Princeton Pike Corporate Center (from 3/8/16 to 12/31/16)

• CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the MSBAM 2016-C28 securitization, pursuant to which the following mortgage loans were serviced: Princeton Pike Corporate Center (from 3/8/16 to 12/31/16)

• National Tax Search, LLC, as Servicing Function Participant under the MSBAM 2016-C28 securitization, pursuant to which the following mortgage loans were serviced: Princeton Pike Corporate Center (from 3/8/16 to 12/31/16)

• Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the GSMS 2016-GS2 securitization, pursuant to which the following mortgage loans were serviced: Twenty Ninth Street Retail (from 5/31/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Master Servicer under the BACM 2016-UBS10 securitization, pursuant to which the following mortgage loans were serviced: Grove City Premium Outlets (from 6/7/16 to 12/31/16)

• CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the BACM 2016-UBS10 securitization, pursuant to which the following mortgage loans were serviced: Grove City Premium Outlets (from 6/7/16 to 12/31/16)

• National Tax Search, LLC, as Servicing Function Participant under the BACM 2016-UBS10 securitization, pursuant to which the following mortgage loans were serviced: Grove City Premium Outlets (from 6/7/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Master Servicer under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

• Midland Loan Services, a Division of PNC Bank, National Association, as Sub-Servicer under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

• CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

• National Tax Search, LLC, as Servicing Function Participant under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

• Rialto Capital Advisors, LLC, as Special Servicer under the MSC 2015-UBS8 securitization, pursuant to which the following mortgage loans were serviced: 525 Seventh Avenue (from 3/8/16 to 12/31/16), Ellenton Premium Outlets (from 3/8/16 to 12/31/16), Grove City Premium Outlets (from 3/8/16 to 6/6/16) and Gulfport Premium Outlets (from 3/8/16 to 5/4/16)

• AEGON USA Realty Advisors, LLC, as Special Servicer under the CSMC 2015-GLPB securitization, pursuant to which the following mortgage loans were serviced: GLP Industrial Portfolio B (from 3/8/16 to 12/31/16)

• C-III Asset Management LLC, as Special Servicer under the MSBAM 2016-C28 securitization, pursuant to which the following mortgage loans were serviced: Princeton Pike Corporate Center (from 3/8/16 to 12/31/16)

• Torchlight Loan Services, LLC, as Special Servicer under the GSMS 2016-GS2 securitization, pursuant to which the following mortgage loans were serviced: Twenty Ninth Street Retail (from 5/31/16 to 12/31/16)

• Rialto Capital Advisors, LLC, as Special Servicer under the BACM 2016-UBS10 securitization, pursuant to which the following mortgage loans were serviced: Grove City Premium Outlets (from 6/7/16 to 12/31/16)

• Rialto Capital Advisors, LLC, as Special Servicer under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Custodian under the MSC 2015-UBS8 securitization, pursuant to which the following mortgage loans were serviced: 525 Seventh

Avenue (from 3/8/16 to 12/31/16), Ellenton Premium Outlets (from 3/8/16 to 12/31/16), Grove City Premium Outlets (from 3/8/16 to 6/6/16) and Gulfport Premium Outlets (from 3/8/16 to 5/4/16)

• Wells Fargo Bank, National Association, as Custodian under the CSMC 2015-GLPB securitization, pursuant to which the following mortgage loans were serviced: GLP Industrial Portfolio B (from 3/8/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Custodian under the MSBAM 2016-C28 securitization, pursuant to which the following mortgage loans were serviced: Princeton Pike Corporate Center (from 3/8/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Custodian under the GSMS 2016-GS2 securitization, pursuant to which the following mortgage loans were serviced: Twenty Ninth Street Retail (from 5/31/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Custodian under the BACM 2016-UBS10 securitization, pursuant to which the following mortgage loans were serviced: Grove City Premium Outlets (from 6/7/16 to 12/31/16)

• Wells Fargo Bank, National Association, as Custodian under the MSBAM 2016-C29 securitization, pursuant to which the following mortgage loans were serviced: Gulfport Premium Outlets (from 5/5/16 to 12/31/16)

Date: March 30, 2017

By: /s/ George Kok
Name: George Kok
Title: President